UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2010

ARVINMERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant's telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

     On December 6, 2010, ArvinMeritor, Inc. entered into an amendment (the “First Amendment”) to its Purchase and Sale Agreement dated as of August 3, 2010 to sell its Body Systems business to 81 Acquisition LLC, an affiliate of Inteva Products, LLC. (the “Buyer”). The First Amendment provides that the closing date for the sale is definitively set as January 3, 2011 and that the date by which the agreement may be terminated by either party if the closing does not occur shall be extended to February 8, 2011. The First Amendment also provides that the Buyer waives and deems satisfied most of the conditions to its closing of the transaction.

     This description is only a summary of, and is qualified in its entirety by reference to, the terms of the First Amendment, which is filed as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

10 – First Amendment dated as of December 6, 2010 to Purchase and Sale Agreement dated as of August 3, 2010 among Meritor France (as Seller), ArvinMeritor, Inc. (as Seller Guarantor) and 81 Acquisition LLC (as Buyer)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By	/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

Date: December 8, 2010

EXHIBIT INDEX

Exhibit No.	Description
10 –	First Amendment dated as of December 6, 2010 to Purchase and Sale Agreement dated as of August 3, 2010 among Meritor France (as Seller), ArvinMeritor, Inc. (as Seller Guarantor) and 81 Acquisition LLC (as Buyer)